DREYFUS high yield strategies fund

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Notice of Annual Meeting of Shareholders

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To the Shareholders of Dreyfus High Yield Strategies Fund:

The Annual Meeting of Shareholders of Dreyfus High Yield Strategies Fund (the "Fund") will be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor, New York, New York  10166 on Thursday, August 6, 2015 at 2:00 p.m., Eastern time, for the following purposes:

1.  To elect two Class I Trustees to serve for a three-year term, until their successors are duly elected and qualified.

2.  To transact such other business as may properly come before the meeting, or any adjournments or postponements thereof.

Shareholders of record at the close of business on June 1, 2015 will be entitled to receive notice of and to vote at the meeting.

By Order of the Board

Janette E. Farragher
Secretary

New York, New York
June 17, 2015

WE NEED YOUR PROXY VOTE

A SHAREHOLDER MAY THINK HIS OR HER VOTE IS NOT IMPORTANT, BUT IT IS VITAL. BY LAW, THE ANNUAL MEETING OF SHAREHOLDERS OF THE FUND WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A QUORUM IS REPRESENTED. IN THAT EVENT, THE FUND WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE FUND TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD PROMPTLY. YOU AND ALL OTHER SHAREHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

DREYFUS high yield strategies fund

proxy statement

Annual Meeting of Shareholders
to be held on August 6, 2015

            This proxy statement is furnished in connection with a solicitation of proxies by the Board of Trustees (the "Board") of Dreyfus High Yield Strategies Fund (the "Fund") to be used at the Annual Meeting of Shareholders of the Fund to be held on Thursday, August 6, 2015 at 2:00 p.m., Eastern time, at the offices of The Dreyfus Corporation ("Dreyfus" or the "Investment Adviser"), 200 Park Avenue, 7th Floor, New York, New York  10166, and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  Shareholders of record at the close of business on June 1, 2015 are entitled to be present and to vote at the meeting.  Shareholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held.  Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon.  If the enclosed form of proxy is executed and returned, it nevertheless may be revoked by another proxy given later.  To be effective, such revocation must be received prior to the meeting.  In addition, any shareholder who attends the meeting in person may vote by ballot at the meeting, thereby canceling any proxy previously given.

            A quorum is constituted by the presence in person or by proxy of the holders of a majority of the shares of beneficial interest issued and outstanding and entitled to vote at the meeting.  If a quorum is not present at the meeting, the shareholders present in person or by proxy, by majority vote and without notice other than by announcement at the meeting, may adjourn the meeting.  There were 72,642,245  shares of beneficial interest of the Fund outstanding as of June 1, 2015.

            It is estimated that proxy materials will be mailed to shareholders of record on or about June 29, 2015.  The principal executive office of the Fund is located at 200 Park Avenue, New York, New York 10166.  Copies of the Fund's most recent Annual Report to Shareholders are available upon request, without charge, by writing to the Fund at 144 Glenn Curtiss Boulevard, Uniondale, New York  11556-0144, or by calling toll free 1-800-334-6899.

            Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on August 6, 2015:  This proxy statement, and copies of the Fund's most recent Annual Report to Shareholders are available at public.dreyfus.com/proxy/materials.html.

PROPOSAL 1:  ELECTION OF TRUSTEES

            The Board is divided into three classes with the term of office of one class expiring each year.  It is proposed that shareholders of the Fund consider the election of two Class I Trustees to serve for three-year terms and until their respective successors are duly elected and qualified.  The individual nominees (the "Nominees") proposed for election are listed below.  Each Nominee currently serves as a Trustee of the Fund.  Each Nominee was nominated by the Fund's nominating committee and has consented to being named in this proxy statement and has agreed to continue to serve as a Trustee if elected.  Biographical information about each Nominee is set forth below.  Biographical information about the Fund's Trustees that are not standing for election at the meeting but who will continue to be Trustees of the Fund (the "Continuing Trustees"), information on each Nominee's and Continuing Trustee's ownership of Fund shares and other relevant information is set forth on Exhibit A.  None of the Nominees or the Continuing Trustees are "interested persons," as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the Fund.

            The persons named as proxies on the accompanying proxy card intend to vote each proxy for the election of the Nominees, unless shareholders specifically indicate on their proxies the desire to withhold authority to vote for elections to office.  It is not contemplated that any Nominee will be unable to serve as a Trustee for any reason, but, if that should occur prior to the meeting, the proxyholders reserve the right to substitute another person or persons of their choice as nominee or nominees.

            Board's Oversight Role in Management.  The Board's role in management of the Fund is oversight.  As is the case with virtually all investment companies (as distinguished from operating companies), service providers to the Fund, primarily the Investment Adviser and its affiliates, have responsibility for the day-to-day management of the Fund, which includes responsibility for risk management (including management of investment risk, valuation risk, issuer and counterparty credit risk, compliance risk and operational risk).  As part of its oversight, the Board, acting at its scheduled meetings, or the Chairman, acting between Board meetings, regularly interacts with and receives reports from senior personnel of service providers, including senior investment personnel of the Investment Adviser, the Fund's and the Investment Adviser's Chief Compliance Officer and portfolio management personnel.  The Board's audit committee (which consists of all Trustees) meets during its regularly scheduled and special meetings, and between meetings the audit committee chair is available to the Fund's independent registered public accounting firm and the Fund's Chief Financial Officer.  The Board also receives periodic presentations from senior personnel of the Investment Adviser or its affiliates regarding risk management generally, as well as periodic presentations regarding specific operational, compliance or investment areas, such as business continuity, personal trading, valuation, credit, investment research and securities lending.  As warranted, the Board also receives informational reports from counsel to the Fund or the Board's own independent legal counsel regarding regulatory compliance and governance matters.  The Board has adopted policies and procedures designed to address certain risks to the Fund.  In addition, the Investment Adviser and other service providers to the Fund have adopted a variety of policies, procedures and controls designed to address particular risks to the Fund.  Different processes, procedures and controls are employed with respect to different types of risks.  However, it is not possible to eliminate all of the risks applicable to the Fund, and the Board's risk management oversight is subject to inherent limitations.

            Board Composition and Leadership Structure.  The 1940 Act requires that at least 40% of the Fund's Trustees not be "interested persons" (as defined in the 1940 Act) of the Fund ("Independent Trustees") and as such are not affiliated with the Investment Adviser.  To rely on certain exemptive rules under the 1940 Act, a majority of the Fund's Trustees must be Independent Trustees, and for certain important matters, such as the approval of investment advisory agreements or transactions with affiliates, the 1940 Act or the rules thereunder require the approval of a majority of the Independent Trustees.  Currently, all of the Fund's Trustees, including the Chairman of the Board, are Independent Trustees.  The Board has determined that its leadership structure, in which the Chairman of the Board is not affiliated with the Investment Adviser, is appropriate in light of the specific characteristics and circumstances of the Fund, including, but not limited to:  (i) the services that the Investment Adviser and its affiliates provide to the Fund and potential conflicts of interest that could arise from these relationships; (ii) the extent to which the day-to-day operations of the Fund are conducted by Fund officers and employees of the Investment Adviser and its affiliates; and (iii) the Board's oversight role in management of the Fund.

            Information About Each Nominee's and Continuing Trustee's Experience, Qualifications, Attributes or Skills.  Nominees for Trustee of the Fund, together with information as to their positions with the Fund, principal occupations and other board memberships for the past five years, are shown below.  The address of each Nominee is 200 Park Avenue, New York, New York 10166.  Specific information about the Continuing Trustees, information on each Nominee's and Continuing Trustee's ownership of Fund shares, and other relevant information is set forth on Exhibit A.

Nominees for Class I Trustee with Term Expiring in 2018

Name (Age) of Nominee Position with Fund (Since)	Principal Occupation During Past 5 Years	Other Public Company Board Memberships During Past 5 Years
FRANCINE J. BOVICH (63) Class I Trustee (2011)	Trustee, The Bradley Trusts, private trust funds (2011 - present) Managing Director, Morgan Stanley Investment Management (1993 - 2010)	Annaly Capital Management, Inc., a real estate investment trust (2014 - present)

STEPHEN J. LOCKWOOD (68) Class I Trustee (1998)	Chairman of the Board, Stephen J. Lockwood and Company LLC, a real estate investment company (2000 - present)	None

            Mr. Lockwood has been a Dreyfus Family of Funds board member for over 15 years, and Ms. Bovich has been in the asset management business for over 40 years.  Additional information about each Nominee follows (supplementing the information provided in the table above) that describes some of the specific experiences, qualifications, attributes or skills that each Nominee possesses which the Board believes has prepared them to be effective Trustees (this information for Continuing Trustees is set forth on Exhibit A).  The Board believes that the significance of each Trustee's experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one Trustee may not have the same value for another) and that these factors are best evaluated at the board level, with no single Trustee, or particular factor, being indicative of board effectiveness.  However, the Board believes that Trustees need to have the ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with Fund management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties; the Board believes that its members satisfy this standard.  Experience relevant to having this ability may be achieved through a Trustee's educational background; business, professional training or practice (e.g., medicine, accounting or law), public service or academic positions; experience from service as a board member (including the Board of the Fund) or as an executive of investment funds, public companies or significant private or not-for-profit entities or other organizations; and/or other life experiences.  The charter for the Board's nominating committee contains certain other factors considered by the committee in identifying and evaluating potential Trustee nominees.  To assist them in evaluating matters under federal and state law, the Trustees are counseled by an independent legal counsel, who participates in Board meetings and interacts with the Investment Adviser and also may benefit from information provided by the Investment Adviser's counsel and counsel to the Fund; both Board and Fund counsel have significant experience advising funds and fund Board members.  The Board and its committees have the ability to engage other experts as appropriate.  The Board evaluates its performance on an annual basis.

            Francine J. Bovich – Ms. Bovich currently also serves as a Trustee for The Bradley Trusts, private trust funds.  She is an Emeritus Trustee of Connecticut College, where she served as Trustee from 1986 to 1997, and currently serves as Chair of the Investment Sub-Committee for Connecticut College's endowment fund.  From April 1993 until September 2010, Ms. Bovich was a Managing Director at Morgan Stanley Investment Management, holding various positions including Co-Head of Global Tactical Asset Allocation Group, Operations Officer, and Head of the U.S. Institutional Equity Group.  Prior to joining Morgan Stanley Investment Management, Ms. Bovich was Principal, Executive Vice President and Senior Portfolio Manager at Westwood Management Corporation, where she worked from 1986 until 1993.  From 1980 to 1986, she worked at CitiCorp Investment Management, Inc. as Managing Director and Senior Portfolio Manager.  From 1973 to 1980, Ms. Bovich was an Assistant Vice President and Equity Portfolio Manager at Bankers Trust Company.  From 1991 to 2005, she served as U.S. Representative to the United Nations Investments Committee, advising a global portfolio of approximately $30 billion.

            Stephen J. Lockwood – Mr. Lockwood's business experience of over 40 years includes being a board member and/or officer of various financial institutions, including insurance companies, real estate investment companies and venture capital firms.  Mr. Lockwood serves as Managing Director and Chairman of the Board of Stephen J. Lockwood and Company LLC, a real estate investment company.  Mr. Lockwood was formerly the Vice Chairman and a member of the Board of Directors of HCC Insurance Holdings, Inc., a New York Stock Exchange-listed insurance holding company.

            Fund Board Committees.  The Fund has standing audit, nominating and litigation committees, each comprised of the Fund's Independent Trustees.  The Fund also has a compensation committee comprised of Ms. Roslyn M. Watson (Chair), Mr. Stephen J. Lockwood and Ms. Benaree Pratt Wiley.

            The function of the audit committee is (1) to oversee the Fund's accounting and financial reporting processes and the audits of the Fund's financial statements and (2) to assist in the Board's oversight of the integrity of the Fund's financial statements, the Fund's compliance with legal and regulatory requirements and the qualifications, independence and performance of the Fund's independent registered public accounting firm.  A copy of the Fund's Audit Committee Charter, which describes the audit committee's purposes, duties and responsibilities, is available at www.dreyfus.com in the "Individual Investors" section under "Specialty Products — Closed End Fund Information."

            The Fund's nominating committee is responsible for selecting and nominating persons as members of the Board for election or appointment by the Board and for election by shareholders.  In evaluating potential nominees, including any nominees recommended by shareholders, the committee takes into consideration the factors listed in the Fund's Nominating Committee Charter and Procedures (the "Nominating Committee Charter"), including character and integrity and business and professional experience.  The nominating committee may consider whether a potential nominee's professional experience, education, skills and other individual qualities and attributes, including gender, race or national origin, would provide beneficial diversity of skills, experience or perspective to the Board's membership and collective attributes.  Such considerations will vary based on the Board's existing membership and other factors, such as the strength of a potential nominee's overall qualifications relative to diversity considerations.  The committee will consider recommendations for nominees from shareholders submitted to the Secretary of the Fund, c/o The Dreyfus Corporation Legal Department, 200 Park Avenue, 7th Floor, New York, New York  10166, and including information regarding the recommended nominee as specified in the Nominating Committee Charter.  The Nominating Committee Charter was attached as Exhibit B to the proxy statement for the 2013 annual meeting of shareholders (filed with the Securities and Exchange Commission (the "SEC") on June 12, 2013).

            The function of the compensation committee is to establish the appropriate compensation for serving on the Board.

            The litigation committee seeks to address any potential conflicts of interest between the Fund and the Investment Adviser in connection with any potential or existing litigation or other legal proceeding relating to securities held by the Fund and held or otherwise deemed to have a beneficial interest held by the Investment Adviser or its affiliate.

            The Fund also has a standing pricing committee comprised of any one Trustee.  The function of the pricing committee is to assist in valuing the Fund's investments.

            Compensation.  Each Trustee also serves as a Board member of other funds in the Dreyfus fund complex.  Annual retainer fees and meeting attendance fees are allocated among the Fund and those other funds on the basis of net assets, with the Chairman of the Board, Joseph S. DiMartino, receiving an additional 25% of such compensation.  The Fund reimburses Trustees for travel and out-of-pocket expenses in connection with attending board or committee meetings.  The Fund does not have a bonus, pension, profit-sharing or retirement plan.

            The amount of compensation paid to each Nominee by the Fund for the fiscal year ended March 31, 2015 and the aggregate amount of compensation paid to each Nominee by all funds in The Dreyfus Family of Funds for which the Nominee was a Board member for the year ended December 31, 2014, was as follows:

Name of Nominee	Aggregate Compensation from Fund*	Total Compensation from the Fund and Fund Complex Paid to Nominee (**)

Francine J. Bovich	$7,335	$328,000 (46)

Stephen J. Lockwood	$7,335	$173,500 (32)
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* Amount does not include expenses reimbursed to Trustees for attending Board meetings.
** Represents the number of separate portfolios comprising the investment companies in the fund complex, including the Fund, for which the Nominee served as a board member in 2014.

            For the Fund's most recent fiscal year, the number of Board and committee meetings held and the amount of compensation paid by the Fund to each Continuing Trustee and the aggregate amount of compensation paid by all funds in the Dreyfus Family of Funds for which such person was a Board member in 2014 are set forth on Exhibit A.  Certain other information concerning the Fund's Trustees and officers also is set forth on Exhibit A.

            Board Member Emeritus Program.  The Board has adopted an Emeritus Program to provide Trustees who have served on the Board of one or more funds in the Dreyfus Family of Funds for an extended period of time and who have attained a certain age a means for assuming a less demanding role with the Fund while maintaining an ongoing relationship with the Fund.  The Board has determined that the continued guidance and input such experienced Trustees can provide merited the establishment of the Program.  Under the Board Member Emeritus Program, upon reaching age 72, a Trustee is entitled to elect Emeritus status with respect to the Fund if he or she has served on the Board of a fund for at least 10 years.  Upon reaching age 80, Emeritus status is mandatory and becomes effective immediately, unless the Trustee chooses to retire at that time.  The 10-year pre-requisite for service as a Board member will be waived for a Trustee who reaches age 80 but has not served as a Board member of a fund for at least 10 years.  Emeritus Board members are entitled to receive an annual retainer of one-half the amount paid as a retainer at the time the Trustee achieves Emeritus status and one-half the per meeting attendance fee in effect on the date of the meeting attended by the Emeritus Board member.  Emeritus Board members are reimbursed for reasonable expenses incurred in connection with attending Board meetings.  The Board Member Emeritus Program will not extend to any future Trustees of the Fund that are not currently on the Board of one or more funds in the Dreyfus Family of Funds.

Required Vote

            The election of each Nominee requires the approval of a majority of shares of the Fund represented in person or by proxy and entitled to vote at the meeting, if a quorum is present.

ADDITIONAL INFORMATION

Selection of Independent Registered Public Accounting Firm

            The 1940 Act requires that the Fund's independent registered public accounting firm (the "independent auditors" or "auditors") be selected by a majority of the Independent Trustees.  The audit committee has direct responsibility for the appointment, compensation, retention and oversight of the Fund's independent auditors.  At a meeting held on April 28, 2015, the Fund's audit committee approved and the Fund's Board, including a majority of the Independent Trustees, ratified and approved the selection of KPMG LLP as the Fund's auditors for the fiscal year ending March 31, 2016.  The audit committee's report relating to the Fund's financial statements for the year ended March 31, 2015 is attached as Exhibit B to this proxy statement.

Independent Registered Public Accounting Firm Fees and Services

            The following chart reflects fees paid to KPMG LLP in the Fund's last two fiscal years.  For Service Affiliates (i.e., Dreyfus and any entity controlling, controlled by or under common control with Dreyfus that provides ongoing services to the Fund), such fees represent only those fees that required pre-approval by the audit committee, except the Aggregate Non-Audit Fees amounts, which include all non-audit fees paid to KPMG LLP by the Fund and Service Affiliates.  All services provided by KPMG LLP were pre-approved as required.

	Fund[1]	Service Affiliates[1]
Audit Fees	$97,600/$95,200	N/A
Audit-Related Fees[2]	$5,000/$4,900	$0/$0
Tax Fees[3]	$2,500/$2,480	$0/$0
All Other Fees	$0/$0	$0/$0
Aggregate Non-Audit Fees[4]	N/A	$17,950,123/$18,088,069
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[1] For the Fund's fiscal years ended March 31, 2015/March 31, 2014.

[2] Services to the Fund consisted of one or more of the following: (i) security counts required by Rule 17f-2 under the 1940 Act, (ii) advisory services as to the accounting or disclosure treatment of Fund transactions or events, (iii) agreed upon procedures related to the Fund's credit facility and (iv) advisory services to the accounting or disclosure treatment of the actual or potential impact to the Fund of final or proposed rules, standards or interpretations by the Securities and Exchange Commission (the "SEC"), the Financial Accounting Standards Boards or other regulatory or standard-setting bodies.

[3] Services to the Fund consisted of review or preparation of U.S. federal, state, local and excise tax returns.
[4] Aggregate fees from the Fund and Service Affiliates are shown under the Service Affiliates column.

            Audit Committee Pre-Approval Policies and Procedures.  The Fund's audit committee has established policies and procedures (the "Policy") for pre-approval (within specified fee limits) of KPMG LLP's engagement for audit and non-audit services to the Fund and non-audit services to Service Affiliates without specific case-by-case consideration.  The pre-approved services in the Policy can include pre-approved audit services, pre-approved audit-related services, pre-approved tax services and pre-approved all other services.  Pre-approval considerations include whether the proposed services are compatible with maintaining KPMG LLP's independence.  Pre-approvals pursuant to the Policy are considered annually.  In addition, proposed services requiring pre-approval but not covered by the Policy are considered from time to time as necessary.

            Auditor Independence.  The Fund's audit committee has considered whether the provision of non-audit services that were rendered to Service Affiliates that did not require pre-approval is compatible with maintaining KPMG LLP's independence.

            A representative of KPMG LLP is expected to be present at the meeting and will be available to respond to appropriate questions.

Service Providers

            Dreyfus, located at 200 Park Avenue, New York, New York 10166, serves as the Fund's investment adviser.

            The Bank of New York Mellon, an affiliate of Dreyfus, located at One Wall Street, New York, New York 10286, acts as Custodian for the assets of the Fund.

            Computershare Inc., located at 480 Washington Boulevard, Jersey City, New Jersey 07310, acts as the Fund's Transfer Agent, Dividend-Paying Agent and Registrar.

Voting Information

            To authorize proxies to vote your Fund shares, please complete, date and sign the enclosed proxy card and mail it in the enclosed postage-paid envelope.

            The Fund will bear the cost of soliciting proxies.  In addition to the use of the mails, proxies may be solicited personally or by telephone, and the Fund may pay persons holding shares of the Fund in their names or those of their nominees for their expenses in sending soliciting materials to their principals.  Authorizations to execute proxies may be obtained by electronic transmission or by telephonic instructions in accordance with procedures designed to authenticate the shareholder's identity.  In all cases where a telephonic proxy is solicited, the shareholder will be asked to provide or confirm certain identifiable information and to confirm that the shareholder has received the Fund's proxy statement and proxy card in the mail.  Within 72 hours of receiving a shareholder's solicited telephonic voting instructions, a confirmation will be sent to the shareholder to ensure that the vote has been taken in accordance with the shareholder's instructions and to provide a telephone number to call immediately if the shareholder's instructions are not correctly reflected in the confirmation.  Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon, and if no voting instructions are given, shares will be voted "for" the proposals.

            If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote or represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of the Fund on a particular matter with respect to which the broker or nominee does not have discretionary power), the Fund's shares represented thereby will be considered to be present at the meeting for purposes of determining the existence of a quorum for the transaction of business, but will not constitute a vote "for" a proposal.

OTHER MATTERS

            The Fund's Board is not aware of any other matter which may come before the meeting.  However, should any such matter properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matter.

            Proposals that shareholders wish to include in the Fund's proxy statement for the Fund's next Annual Meeting of Shareholders must be sent to and received by the Fund no later than March 1, 2016 at the principal executive office of the Fund at 200 Park Avenue, New York, New York 10166, Attention: Secretary of the Fund.  The date after which notice of a shareholder proposal is considered untimely, except as otherwise permitted under applicable law, is May 15, 2016.

            Shareholders who wish to communicate with Trustees should send communications to the attention of the Secretary of the Fund, c/o The Dreyfus Corporation Legal Department, 200 Park Avenue, 7th Floor, New York, New York 10166, and communications will be directed to the Trustee or Trustees indicated in the communication or, if no Trustee or Trustees are indicated, to the Chairman of the Board.

NOTICE TO BANKS, BROKER/DEALERS AND
VOTING TRUSTEES AND THEIR NOMINEES

            Please advise the Fund, in care of Computershare Inc., Proxy Department, 480 Washington Blvd., 27th floor, Jersey City, New Jersey 07310, whether other persons are the beneficial owners of the shares for which proxies are being solicited and, if so, the number of copies of the proxy statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of shares.

            IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE.

Dated: June 17, 2015

EXHIBIT A
PART I

Part I sets forth information regarding the Continuing Trustees, Board and committee meetings and share ownership.

Information About Each Continuing Trustee's Experience, Qualifications, Attributes or Skills.  The Continuing Trustees of the Fund, together with information as to their positions with the Fund, principal occupations and other board memberships for the past five years, are shown below.  The address of each Continuing Trustee is 200 Park Avenue, New York, New York 10166.

Continuing Class II Trustees with Terms Expiring in 2016

Name (Age) of Continuing Trustee Position with Fund (Since)	Principal Occupation During Past 5 Years	Other Public Company Board Memberships During Past 5 Years

ROSLYN M. WATSON (65) Class II Trustee (1998)	Principal, Watson Ventures, Inc., a real estate investment company (1993 - present)	None

BENAREE PRATT WILEY (69) Class II Trustee (1998)	Principal, The Wiley Group, a firm specializing in strategy and business development	CBIZ (formerly, Century Business Services, Inc.), a provider of outsourcing functions for small and medium size companies, Director (2008 - present)

Continuing Class III Trustees with Terms Expiring in 2017

Name (Age) of Continuing Trustee Position with Fund (Since)	Principal Occupation During Past 5 Years	Other Public Company Board Memberships During Past 5 Years
JOSEPH S. DiMARTINO (71) Chairman of the Board Class III Trustee (1999)	Corporate Director and Trustee (1995 – present)

CBIZ (formerly, Century Business Services, Inc.), a provider of outsourcing functions for small and medium size companies, Director (1997 - present)

The Newark Group, a provider of a national market of paper recovery facilities, paperboard mills and paperboard converting plants, Director (2000 - 2010)

KENNETH A. HIMMEL (69) Class III Trustee (1998)

Managing Partner, Gulf Related, an international real estate development company (2010 – present)

President and CEO, Related Urban Development, a real estate development company (1996 - present)

CEO, American Food Management, a restaurant company (1983 - present)

President and CEO, Himmel & Company, a real estate development company (1980 - present)

None

            Each Continuing Trustee has been a Dreyfus Family of Funds board member for over 15 years.  Additional information about each Continuing Trustee follows (supplementing the information provided in the table above) that describes some of the specific experiences, qualifications, attributes or skills that each Continuing Trustee possesses which the Board believes has prepared him or her to be an effective Trustee.

CLASS II

            Roslyn M. Watson – Ms. Watson has been a business entrepreneur in commercial and residential real estate for over 15 years.  Ms. Watson currently serves as President and Founder of Watson Ventures, Inc. a real estate development investment firm, and her current board memberships include American Express Bank, FSB, The Hyams Foundation, Inc. (emeritus), Pathfinder International and Simmons College.  Previously, she held various positions in the public and private sectors, including General Manager for the Massachusetts Port Authority.  She has received numerous awards, including the Woman of Achievement award from the Boston Big Sister Association and the Working Woman of the Year Award from Working Woman Magazine.

            Benaree Pratt Wiley – Ms. Wiley is a Principal of The Wiley Group, a firm specializing in personnel strategy, talent management and leadership development primarily for global insurance and consulting firms.  Prior to that, Ms. Wiley served as the President and Chief Executive Officer of The Partnership, Inc., a talent management organization for multicultural professionals in the greater Boston region.  Ms. Wiley currently serves on the board of Blue Cross Blue Shield of Massachusetts and has served on the boards of several public companies and charitable organizations.

CLASS III

            Joseph S. DiMartino — Mr. DiMartino has been the Chairman of the Board of the funds in the Dreyfus Family of Funds for over 15 years.  From 1971 through 1994, Mr. DiMartino served in various roles as an employee of Dreyfus (prior to its acquisition by a predecessor of The Bank of New York Mellon Corporation ("BNY Mellon") in August 1994 and related management changes), including portfolio manager, President, Chief Operating Officer and a director.  He ceased being an employee or director of Dreyfus by the end of 1994.  From January 1995 to November 1997, Mr. DiMartino served as Chairman of the Board of The Noel Group, a public buyout firm; in that capacity, he helped manage, acquire, take public and liquidate a number of operating companies.  From 1986 to 2010, Mr. DiMartino served as a Director of the Muscular Dystrophy Association.

            Kenneth A. Himmel — Mr. Himmel has over 30 years' experience as a business entrepreneur, primarily focusing on real estate development.  Mr. Himmel is President and Chief Executive Officer of Related Urban Development, a leading developer of large-scale mixed-use properties and a division of Related Companies, L.P, and Managing Partner of Gulf Related, a real estate development joint venture between Related Companies, L.P. and Gulf Capital.

            Nominees' and Continuing Trustees' Ownership of Fund Shares.  The table below indicates the dollar range of Nominees' and the Continuing Trustees' ownership of Fund shares and shares of other funds in the Dreyfus Family of Funds for which he or she is a Board member, in each case as of December 31, 2014.

Name of Continuing Trustee or Nominee	Fund Shares	Aggregate Holding of Funds in the Dreyfus Family of Funds for which Responsible as a Board Member
Francine J. Bovich*	None	None
Joseph S. DiMartino	175,000	Over $100,000
Kenneth A. Himmel	None	Over $100,000
Stephen J. Lockwood*	None	None
Roslyn M. Watson	None	$50,001-$100,000
Benaree Pratt Wiley	None	$50,001-$100,000
______________
* Nominee.

            As of December 31, 2014, none of the Nominees or Continuing Trustees or their immediate family members owned securities of Dreyfus or any person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with Dreyfus.

PERTAINING TO THE BOARD

•

The Fund held five Board meetings, five audit committee meetings and one nominating committee meeting during the last fiscal year. The litigation, compensation and pricing committees did not meet during the last fiscal year.

•	The Fund does not have a formal policy regarding Trustees' attendance at annual meetings of shareholders. Trustees did not attend last year's annual meeting.
•	The Continuing Trustees and all Nominees attended at least 75% of the meetings of the Board and committees of which they were a member held in the last fiscal year.

            Compensation Table.  The aggregate amount of compensation paid to each Continuing Trustee by the Fund for the fiscal year ended March 31, 2015, and by all funds in the Dreyfus Family of Funds for which such Trustee was a Board member during 2014, was as follows:

Name of Continuing Trustee	Aggregate Compensation from the Fund*	Total Compensation from the Fund and Fund Complex Paid to Continuing Trustee (**)

Joseph S. DiMartino	$9,169	$1,107,813 (150)
James M. Fitzgibbons***	$5,781	$154,957 (32)
J. Tomlinson Fort****	$4,120	$55,750 (18)
Kenneth A. Himmel	$7,335	$149,000 (32)
Roslyn M. Watson	$7,335	$429,000 (70)
Benaree Pratt Wiley	$7,335	$429,750 (70)
_________________________

* Amount does not include the cost of office space, secretarial services and health benefits for the Chairman and expenses reimbursed to Trustees for attending Board meetings.

** Represents the number of separate portfolios comprising the investment companies in the fund complex, including the Fund, for which the Trustees served as a Board member in 2014.

*** Emeritus Trustee since September 27, 2014.

**** Emeritus Trustee.

PART II

            Part II sets forth information regarding the officers of the Fund.  Each officer of the Fund holds office for an indefinite term until his or her successor is elected and has qualified.

Name and Position with Fund (Since)	Age	Principal Occupation and Business Experience For Past Five Years

BRADLEY J. SKAPYAK President (2010)	56

Chief Operating Officer and a director of Dreyfus since June 2009; Chairman of Dreyfus Transfer, Inc. since May 2011 and Executive Vice President of MBSC Securities Corporation, an affiliate of Dreyfus, since June 2007. He is an officer of 69 investment companies (comprised of 147 portfolios) managed by Dreyfus.

JAMES WINDELS Treasurer (2001)	56	Director – Mutual Fund Accounting of Dreyfus, and an officer of 70 investment companies (comprised of 172 portfolios) managed by Dreyfus.

JOHN PAK Chief Legal Officer (2013)	47

Deputy General Counsel, Investment Management, of BNY Mellon since August 2014; Chief Legal Officer of Dreyfus and Managing Director of BNY Mellon since August 2012; from March 2005 to July 2012, Managing Director of Deutsche Bank, Deputy Global Head of Deutsche Asset Management Legal and Regional Head of Deutsche Asset Management Americas Legal. He is an officer of 70 investment companies (comprised of 172 portfolios) managed by Dreyfus. He has been an employee of Dreyfus since August 2012.

JANETTE E. FARRAGHER Vice President (2005) and Secretary (2011)	52	Assistant General Counsel of BNY Mellon, and an officer of 70 investment companies (comprised of 172 portfolios) managed by Dreyfus.

KIESHA ASTWOOD Vice President and Assistant Secretary (2010)	42	Counsel of BNY Mellon, and an officer of 70 investment companies (comprised of 172 portfolios) managed by Dreyfus.

JAMES BITETTO Vice President and Assistant Secretary (2005)	48	Managing Counsel of BNY Mellon and Secretary of Dreyfus, and an officer of 70 investment companies (comprised of 172 portfolios) managed by Dreyfus.

JONI LACKS CHARATAN Vice President and Assistant Secretary (2005)	59	Managing Counsel of BNY Mellon, and an officer of 70 investment companies (comprised of 172 portfolios) managed by Dreyfus.

JOSEPH M. CHIOFFI Vice President and Assistant Secretary (2005)	54	Managing Counsel of BNY Mellon, and an officer of 70 investment companies (comprised of 172 portfolios) managed by Dreyfus.

JOHN B. HAMMALIAN Vice President and Assistant Secretary (2005)	51	Senior Managing Counsel of BNY Mellon, and an officer of 70 investment companies (comprised of 172 portfolios) managed by Dreyfus.
MAUREEN E. KANE Vice President and Assistant Secretary (2015	53

Managing Counsel of BNY Mellon since July 2014; from October 2004 until July 2014, General Counsel, and from May 2009 until July 2014, Chief Compliance Officer of Century Capital Management. She is an officer of 70 investment companies (comprised of 172 portfolios) managed by Dreyfus.

SARAH S. KELLEHER Vice President and Assistant Secretary (2014)	39

Senior Counsel of BNY Mellon since March 2013; from August 2005 to March 2013, Associate General Counsel, Third Avenue Management. She is an officer of 70 investment companies (comprised of 172 portfolios) managed by Dreyfus.

JEFF PRUSNOFSKY Vice President and Assistant Secretary (2005)	50	Senior Managing Counsel of BNY Mellon, and an officer of 70 investment companies (comprised of 172 portfolios) managed by Dreyfus.

RICHARD CASSARO Assistant Treasurer (2008)	56	Senior Accounting Manager — Money Market and Municipal Bond Funds of Dreyfus, and an officer of 70 investment companies (comprised of 172 portfolios) managed by Dreyfus.

GAVIN C. REILLY Assistant Treasurer (2005)	46	Tax Manager of the Investment Accounting and Support Department of Dreyfus, and an officer of 70 investment companies (comprised of 172 portfolios) managed by Dreyfus.

ROBERT S. ROBOL Assistant Treasurer (2005)	51	Senior Accounting Manager — Fixed Income Funds of Dreyfus, and an officer of 70 investment companies (comprised of 172 portfolios) managed by Dreyfus.

ROBERT SALVIOLO Assistant Treasurer (2007)	48	Senior Accounting Manager — Equity Funds of Dreyfus, and an officer of 70 investment companies (comprised of 172 portfolios) managed by Dreyfus.

ROBERT SVAGNA Assistant Treasurer (2005)	48	Senior Accounting Manager — Equity Funds of Dreyfus, and an officer of 70 investment companies (comprised of 172 portfolios) managed by Dreyfus.

JOSEPH W. CONNOLLY Chief Compliance Officer (2004)	58	Chief Compliance Officer of Dreyfus and The Dreyfus Family of Funds (70 investment companies, comprised of 172 portfolios).

            The address of each officer of the Fund is 200 Park Avenue, New York, New York 10166.

PART III

            Part III sets forth information for the Fund regarding the beneficial ownership of its shares as of June 1, 2015 by the Nominees, the Continuing Trustees and officers of the Fund owning shares on such date and by any shareholders owning 5% or more of the Fund's outstanding shares.

            As of June 1, 2015, the Nominees, Continuing Trustees and officers, as a group, beneficially owned less than 1% of the Fund's outstanding shares.

            To the Fund's knowledge, based on Schedule 13G filings as of December 31, 2014, the following information with respect to beneficial ownership of more than 5% of the Fund's outstanding shares has been reported.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Class
Common Shares	First Trust Portfolios L.P.* First Trust Advisors L.P.* The Charger Corporation* 120 East Liberty Drive Suite 400 Wheaton, IL 60187	7,720,663	10.64%
_________________________ * These entities share voting and dispositive power with respect to the share amounts and percentages shown.

            As of June 1, 2015, Cede & Co., P.O. Box 20, Bowling Green Station, New York, New York  10274, held of record approximately 99.24% of the outstanding shares of beneficial interest of the Fund.

Section 16(a) Beneficial Ownership Reporting Compliances

            To the Fund's knowledge, all of its officers, Trustees, holders of more than 10% of the outstanding shares of beneficial interest of the Fund and certain additional persons required to report their transactions in the Fund's shares complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, during the fiscal year ended March 31, 2015.  In making this disclosure, the Fund has relied solely on written representations of such persons and on copies of reports that have been filed with the SEC.

EXHIBIT b

REPORT OF THE AUDIT COMMITTEE

Dreyfus High Yield Strategies Fund
(the "Fund")

May 27, 2015

            The audit committee oversees the Fund's financial reporting process on behalf of the Board of Trustees.  Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements in the Annual Report with management.

            The committee reviewed with the independent registered public accounting firm (the "independent auditors" or "auditors"), who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Fund's accounting principles and such other matters as are required to be discussed with the committee under the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB").  In addition, the committee has discussed with the independent auditors the auditors' independence from management and the Fund including the auditors' letter and the matters in the written disclosures required by the PCAOB provided to the committee.

            Based on the reviews and discussions referred to above, the committee recommended to the Board of Trustees (and the Board has approved) that the audited financial statements for the Fund be included in the Fund's Annual Report to Shareholders for the year ended March 31, 2015.

Francine J. Bovich, Audit Committee Chair	Stephen J. Lockwood, Audit Committee Member
Joseph S. DiMartino, Audit Committee Member	Roslyn M. Watson, Audit Committee Member
Kenneth A. Himmel, Audit Committee Member	Benaree Pratt Wiley, Audit Committee Member

EVERY SHAREHOLDER'S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET
Log on to:
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or scan the QR code
Follow the on-screen instructions
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VOTE BY PHONE
Call 1-800-337-3503
Follow the recorded instructions
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VOTE BY MAIL
Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE

VOTE IN PERSON
Attend Shareholder Meeting
200 Park Avenue, 7th Floor
New York, NY 10166
on August 6, 2015

Please detach at perforation before mailing.

PROXY | **DREYFUS HIGH YIELD STRATEGIES FUND ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 6, 2015** | **PROXY**

COMMON SHARES

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. The undersigned shareholder of Dreyfus High Yield Strategies Fund (the "Fund") hereby appoints Joni Lacks Charatan and James Bitetto, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all shares of the Fund standing in the name of the undersigned at the close of business on June 1, 2015, at the Annual Meeting of Shareholders of the Fund to be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor, New York, NY 10166, on Thursday, August 6, 2015, at 2:00 p.m., Eastern time, and at any and all adjournments thereof (the "Meeting"), with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the Meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders of the Fund and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES PRINTED ON THE REVERSE SIDE OF THIS CARD AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

Note: Please sign exactly as your name appears hereon and date. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer, giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.

Signature and Title, if applicable

Signature (if held jointly)

Date

DHF_26682_060315

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

EVERY SHAREHOLDER'S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to Be Held on August 6, 2015.
The Proxy Statement and Proxy Card for this meeting are available at:
public.dreyfus.com/proxy/materials.html

IF YOU VOTE BY TELEPHONE OR INTERNET,
PLEASE DO NOT MAIL YOUR CARD

Please detach at perforation before mailing.

In their discretion, the Proxies are authorized to vote on any other business as may properly come before the Meeting or any adjournment(s) thereof.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ■

The Board of Trustees recommends a vote "FOR" the following nominees.

	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
1. Election of Trustees: **Class I -** 01. Francine J. Bovich 02. Stephen J. Lockwood	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the box "FOR ALL EXCEPT" and write the nominee's number on the line provided below.

____

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

DHF_26682_060315